                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ----------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                                 March 31, 1998
                                 Date of Report
                       (Date of earliest event reported)

                          WABASH NATIONAL CORPORATION
           (Exact name of registrant as specified in its charter)


              DELAWARE                  1-10883                 52-1375208
(State or other jurisdiction of       (Commission            (I.R.S. Employer
incorporation or organization)       File Number)         Identification Number)

                          1000 Sagamore Parkway South
                               Lafayette, Indiana
                    (Address of principal executive offices)

                                     47905
                                   (Zip Code)

                                 (765) 448-1591
              (Registrant's telephone number, including area code)

ITEM 2.          ACQUISITION OR DISPOSITION OF ASSETS

         On March 31, 1998, Wabash National Corporation replaced its existing $40 million receivable sale and servicing agreement with a new non-recourse trade receivable securitization facility with NBD Bank, N.A. The amount of the new facility is expected to vary between $75 to $90 million depending on the amount of the underlying receivables. The Company applied the net proceeds of the sale of the trade receivables to repay approximately $83 million of outstanding indebtedness under its unsecured revolving line of credit with NBD Bank, N.A.

ITEM 7.          FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                 EXHIBITS.

(c)              Exhibits.

         The following are filed as exhibits to this Current Report on Form 8-K:

                 2.02 Receivables Sale Agreement, dated as of March 31, 1998 among Wabash National Corporation and Fruehauf Triler Services, Inc. and Wabash National Funding Corporation.

                 2.03 Receivables Purchase Agreement dated as of March 31, 1998 among Wabash National Funding Corporation, Falcon Asset Securitization Corporation, the Financial Institutions Party named therein and the First National Bank of Chicago.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               WABASH NATIONAL CORPORATION


Date:  April 14, 1998           By: /s/ RICK B. DAVIS
                                    --------------------------------------------
                                    Rick B. Davis
                                    Controller







                                     - 3 -